UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

       Pursuant to Section 13 or 15(d) of the Securities and Exchange Act


                               September 27, 2005
                                 Date of Report
                        (Date of earliest event reported)


                                 ALPHATRADE.COM
                                 --------------
             (Exact name of registrant as specified in its charter)



           Nevada                          0-25631             98-0211652
 ------------------------------        ---------------      ------------------
(State or other Jurisdiction of       (Commission File      (I.R.S. Employer
 Incorporation or Organization)             Number)         Identification No.)



                        #1322 - 1111 West Georgia Street
                       Vancouver, British Columbia, Canada
                                     V6E 4M3
                    (Address of Principal Executive Offices)


                                 (604) 681-7503
                         (Registrant's Telephone Number)


                                       N/A
          (Former Name or Former Address if changed Since Last Report)

Item 8.01         Other Events.

AlphaTrade.com, announced today the September 28, 2005, launch of Jupiter, their multi-lingual, financial application for wireless devices. Jupiter allows E-Gate subscribers to access all of their financial information over a number of PDAs and smart phones, including RIM BlackBerry, Nokia, Palm OS, Window CE devices and Symbian OS (Sony Ericsson).

Through Jupiter, subscribers will be able to manage their portfolios from any PDA device with an Internet connection and have the added advantage of AlphaTrade speeds that are as much as three times faster than competitors in the wireless arena. One of E-Gate's more popular options is NASDAQ's (NDAQ) TotalView product, which is available through Jupiter. In fact, at the present time, Jupiter is the ONLY wireless provider of NASDAQ's TotalView product.

"AlphaTrade's decision to offer TotalView, our premier data product, signifies their commitment to be a market leader in the provision of high-performance financial information," said William O'Brien, Senior Vice President of NASDAQ. "As TotalView has emerged as the standard NASDAQ data feed for serious traders, demand has broadened. AlphaTrade's multi-lingual, multi-device approach ensures customers can receive TotalView data where they need it, how they need it."

AlphaTrade's subscribers benefit from proven E-Gate services while enjoying wireless connectivity, customizable in three portfolio views with multilingual capabilities that now include English, French, Spanish, German, Italian and Portuguese. Connectivity and convenience will provide customers with added productivity and efficiency. This is continued evidence of AlphaTrade's ability to be at the forefront of the global financial world - offering multi-lingual products to meet all their customers' needs.

                                   SIGNATURES


         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.




                                            ALPHATRADE.COM



DATED:   September 27, 2005                 /s/  Penny Perfect
                                            -------------------
                                            Penny Perfect, CEO